UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by party other than the registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240 14a-12

ETHZILLA CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On September 5, 2025, ETHZilla Corporation (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) and form of proxy relating to the solicitation of proxies by the Company in connection with a special meeting of stockholders of the Company to be held on October 7, 2025. On September 17, 2027, the Company filed a Current Report on Form 8-K announcing the resignation of Stephen Shoemaker, a member of the Board of Directors of the Company, the entry into a consulting agreement with Mr. Shoemaker and the entry into an executive employment agreement with McAndrew Rudisill, the Chief Executive Officer and Chairman of the Board of Directors of the Company, which events occurred after the filing of the Proxy Statement (the “Form 8-K”). The information included in the Form 8-K under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” supplements certain information in the Proxy Statement and should be read in conjunction therewith.

Except as supplemented herein, all information in the Proxy Statement remains accurate and should be considered in casting your vote before or at the Annual Meeting.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ETHZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Stephen H. Shoemaker

On September 15, 2025, Stephen H. Shoemaker resigned as a member of the Board of Directors (the “Board”) of ETHZilla Corporation (the “Company”, “we” and “us”), which resignation was not the result of a disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

In connection with his resignation, the Board, with the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved an extension of the expiration date of options to purchase 165,000 shares of common stock at an exercise price of $0.929 per share (the “Options”), which were previously granted to Mr. Shoemaker, and which, absent such extension, would have expired three months after his resignation, to June 17, 2035, the ten year anniversary of the grant date of such Options.

The Company also entered into a consulting agreement with Mr. Shoemaker on September 15, 2025 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Shoemaker agreed to provide consulting services as reasonably requested by the Company during the term of the Consulting Agreement, which is for three months, unless extended by the mutual agreement of the parties. In consideration for providing the services under the Consulting Agreement, the Company agreed to pay Mr. Shoemaker $29,166.66 per month, which is payable by way of the issuance of (a) shares of common stock of the Company equal to $14,583.33, divided by the closing sales price of the Company’s common stock on each monthly anniversary of the effective date of the Consulting Agreement during the term of the Consulting Agreement (or if such date is not a trading day, the last trading day prior to each such applicable date) (collectively, the “Consulting Shares”); and (b) $14,583.33 in cash. The Consulting Shares will be issued under and subject to the terms of the Company’s Fourth Amended and Restated 2022 Omnibus Incentive Plan or, if approved by the Company’s stockholders, the Company’s 2025 Omnibus Incentive Plan. The Consulting Agreement contains customary confidentiality and other representations of Mr. Shoemaker.

The foregoing summary of the Consulting Agreement and amendment to the Options is a summary only and is qualified in its entirety by reference to the Consulting Agreement and First Amendment to Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference in their entirety.

(e)

Executive Employment Agreement with McAndrew Rudisill

On September 15, 2025, the Company entered into an Executive Employment Agreement with Mr. McAndrew Rudisill, the Company’s Chief Executive Officer and Executive Chairman (the “Rudisill Employment Agreement”).

Pursuant to the Rudisill Employment Agreement, the Company agreed to continue to engage Mr. Rudisill as Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company, during the term of the agreement, which continues until the earlier of (i) Mr. Rudisill provides the Company 30 days written notice of his termination of the Rudisill Employment Agreement or (ii) December 31, 2028; subject to up to two additional years of automatic renewals, if neither party provides the other intent of its non-renewal prior to December 31, 2028 or if automatically renewed, December 31, 2029.

In consideration for agreeing to provide services under the Rudisill Employment Agreement, we agreed: (a) to pay Mr. Rudisill a base salary of $450,000 per year, with such amount to be reviewed by the Board with the recommendation of the Compensation Committee, at least annually, and may be increased if the Board deems appropriate; (b) that Mr. Rudisill would be eligible to earn an annual discretionary bonus as established by the Board or Compensation Committee, which may consist of restricted stock units (RSUs) and/or cash payments; and (c) that Mr. Rudisill would be entitled to a change of control payment, equal to two percent (2%) of the greater of (i) the market capitalization of the Company on the closing date of a Change in Control (as defined below) or (ii) the total enterprise value (defined by the Company’s market capitalization on the closing date of a Change of Control, plus all outstanding debt, less cash). This Change in Control payment may consist of both RSU’s and/or cash, as determined by the Board or Compensation Committee. For the purposes of the Rudisill Employment Agreement, a “Change in Control” means either (i) a merger or consolidation involving the Company (or one of its subsidiaries where the Company issues shares), unless the transaction is solely for changing the Company’s domicile or results in the Company’s stockholders retaining more than 50% of the voting power in the surviving or parent corporation immediately after the transaction, or (ii) the sale, lease, transfer, exclusive license, or other disposition of all or substantially all of the Company’s or its subsidiaries’ assets or equity, including through the sale or disposition of subsidiaries holding substantially all such assets, except where the transfer is to a wholly-owned subsidiary, provided that transactions carried out principally for bona fide equity financing purposes, where the Company receives cash or debt is cancelled or converted (or a combination thereof), will not constitute a Change in Control.

Separately, upon termination of the Rudisill Employment Agreement for any reason, the Company must promptly, and no later than 30 days after termination (or sooner if required by law), pay Mr. Rudisill (or his surviving spouse or estate) a lump sum covering any portion of his then current salary due through the termination date and reimbursement of eligible expenses incurred. Additionally, if Mr. Rudisill has been employed for more than 12 months, he will also receive severance payment equal to two times his base salary at the time of termination. In addition, if his employment ends within 36 months of the start date (September 15, 2025), he will receive a payment, payable in stock and/or cash as determined by the Board, equal to the greater of (a) 1% of the Company’s market capitalization; or (b) 1% of the total enterprise value (market capitalization plus debt, less cash) of the Company, at the time of termination. Payment of these severance benefits are conditioned on Mr. Rudisill executing a general release of claims against the Board relating to his employment or service with the Company.

The Rudisill Employment Agreement also contains customary confidentiality obligations and work made for hire language. In addition, Mr. Rudisill is eligible to receive certain employee benefits, including profit sharing, medical, disability and life insurance plans and programs, that are established and made generally available by the Company from time to time to its employees, subject, however, to the applicable eligibility requirements and other provisions of such plans and programs (including, without limitation, requirements as to position, tenure, location, salary, age and health).

Notwithstanding the terms of the Rudisill Employment Agreement, as discussed above, the Board and/or Compensation Committee may from time to time, in their discretion, increase Mr. Rudisill’s base salary or award discretionary bonuses to Mr. Rudisill, which may take the form of cash consideration or equity.

The Rudisill Employment Agreement superseded the offer letter previously provided to Mr. Rudisill to serve on the Company’s Board.

The foregoing summary of the Rudisill Employment Agreement is a summary only and is qualified in its entirety by reference to the Rudisill Employment Agreement, a copy of which is attached hereto as Exhibit 10.3, and is incorporated into this Item 5.02 by reference in its entirety.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Consulting Agreement dated September 15, 2025, between ETHZilla Corporation and Stephen Shoemaker
10.2*	First Amendment to Option Agreement dated September 15, 2025, between ETHZilla Corporation and Stephen Shoemaker
10.3*	Executive Employment Agreement dated September 15, 2025, between ETHZilla Corporation and McAndrew Rudisill
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

*	Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2025

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

4

Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made this 16th day of September 2025 (the “Effective Date”), by and between ETHZilla Corporation, formerly 180 Life Sciences Corp., a Delaware corporation (the “Company”), and Stephen Shoemaker, an individual (the “Consultant”) (each of the Company and Consultant is referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to obtain the services of Consultant, and Consultant desires to provide consulting services to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as of the Effective Date as follows:

CERTAIN TERMS USED BELOW ARE DEFINED IN ARTICLE V.

ARTICLE I.
ENGAGEMENT; TERM; SERVICES

1.1. Services. Pursuant to the terms and conditions hereinafter set forth, the Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide consulting services to the Company, each as reasonably requested by the Company during the Term of this Agreement (collectively, the “Services”).

1.2. Term. Consultant shall begin providing Services hereunder on the Effective Date, and this Agreement shall remain in effect for a period of three (3) months, unless extended upon mutual agreement of the Parties (the “Term”).

1.3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the Services which may be requested from the Consultant from time to time by the Company and duly authorized representatives of the Company. The Consultant shall provide the Services required hereunder in a diligent and professional manner.

1.4. Compliance with Applicable Laws. All services provided by the Consultant hereunder shall be in full compliance with all applicable laws and regulations.

ARTICLE II.
CONSIDERATION; INDEPENDENT CONTRACTOR; TAXES

2.1. Consideration. During the Term of this Agreement, for all Services rendered by Consultant hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Consultant shall accept as compensation a monthly fee of $29,166.66, which shall be payable by way of the issuance of (a) shares of common stock of the Company equal to $14,583.33, divided by the closing sales price of the Company’s common stock on each monthly anniversary of the Effective Date (or if such date is not a trading day, the last trading day prior to each such applicable date)(collectively, the “Consulting Shares”); and (b) $14,583.33 in cash, payable on or before each monthly anniversary of the Effective Date, during the Term.

2.2. The Consulting Shares shall be issued no later than 5 days after the date they are due and shall vest upon issuance. The Consulting Shares shall be issued under, and subject to the terms of, the Company’s Fourth Amended and Restated 2022 Omnibus Incentive Plan.

2.1. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent or employee of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority in connection with the Services. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company pursuant to this Agreement.

2.2. Taxes. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and his affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, or (ii) any determination by a court or agency that the Consultant is not an independent contractor pursuant to this Agreement. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

Consulting Agreement

ARTICLE III.
CONFIDENTIAL/TRADE SECRET INFORMATION

3.1. Confidential/Trade Secret Information. During the course of Consultant’s Services, Consultant will have access to Confidential/Trade Secret Information of the Company and information developed for the Company.

3.2. Restriction on Use of Confidential/Trade Secret Information. Consultant agrees that his use of Confidential/Trade Secret Information is subject to the following restrictions for an indefinite period of time so long as the Confidential/Trade Secret Information does not become generally known to the public:

(i) Non-Disclosure. Consultant agrees that he will not publish or disclose, or allow to be published or disclosed, Confidential/Trade Secret Information to any person without the prior written authorization of the Company unless pursuant to or in connection with Consultant’s job duties to the Company under this Agreement or as otherwise allowed pursuant to the terms of this Agreement; and

(ii)  Surrender. Consultant agrees that he shall surrender to the Company and/or destroy all documents and materials in his possession or control which contain Confidential/Trade Secret Information and which are the property of the Company upon the termination of his Services with the Company, and that he shall not thereafter retain any copies of any such materials except as needed in any legal action to enforce the terms of this Agreement.

3.4. Reasonable Restrictions. The Parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this Error! Reference source not found. are under all of the circumstances reasonable and necessary for the protection of the Company and its business and are (i) reasonable given Consultant’s role with the Company, and are necessary to protect the interests of the Company and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever.

3.5. Specific Performance. Consultant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Error! Reference source not found. would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

3.6. Response to Legal Process; Allowable Disclosures.  Notwithstanding any other term of this Agreement, the Consultant’s reporting of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act of 1934, as amended, or any other whistleblower protection provisions of state or federal law or regulation shall not violate or constitute a breach of this Agreement. Nothing contained in this Agreement (or any exhibit hereto) shall be construed to prevent the Consultant from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Consultant from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Exchange Act or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

Consulting Agreement

ARTICLE IV.

MUTUAL REPRESENTATIONS, COVENANTS AND

WARRANTIES OF THE PARTIES; LIMITATION OF LIABILITY

4.1. Power and Authority. The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the Parties rights generally and general equitable principles.

4.2. Execution and Delivery. The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Certificate of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Parties are bound or affected.

4.3. Authority of Entities. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4.4. Limitation of Liability. In no event will either Party be liable to the other Party for any claim or cause of action requesting or claiming any incidental, consequential, special, indirect, statutory, punitive or reliance damages. Any claim or cause of action requesting or claiming such damages is specifically waived and barred, whether such damages were foreseeable or not or a Party was notified in advance of the possibility of such damages. Damages prohibited under this Agreement will include, without limitation, damage or loss of property or equipment, loss of profits, revenues or savings, cost of capital, cost of replacement services, opportunity costs and cover damages.

Consulting Agreement

ARTICLE V.
DEFINITIONS

5.1. Definitions. Unless otherwise required by the context in which a defined term appears, or otherwise set forth, the following terms shall have the meanings specified in this ARTICLE V. Terms that are defined in other Certificate shall have the meanings given to them in those Certificate.

5.1.1 “Confidential/Trade Secret Information” is information that is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business, and the business of the Company’s subsidiaries, which includes, but is not limited to, all proprietary information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, e-mail, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with customers, partners, suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/Trade Secret Information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Consultant for the Company, including its Subsidiaries, affiliates and predecessors, during the Term. Confidential/Trade Secret Information does not include any information which (a) was in the lawful and unrestricted possession of Consultant prior to its disclosure to Consultant by the Company, its subsidiaries, affiliates or predecessors, (b) is or becomes generally available to the public by lawful acts other than those of Consultant after receiving it, or (c) has been received lawfully and in good faith by Consultant from a third party who is not and has never been an executive of the Company, its subsidiaries, affiliates or predecessors, and who did not derive it from the Company, its subsidiaries, affiliates or predecessors.

5.1.2 “Person” (when capitalized) means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

5.1.3 “Subsidiary” or “Subsidiaries” means any or all Persons of which the Company owns directly or indirectly through another Person, a nominee arrangement or otherwise (a) at least a 20% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person or (b) at least 20% of the economic interests of such Person.

5.1.4 “Termination Date” shall mean the date on which this Agreement is validly terminated as provided herein.

ARTICLE VI.
REPRESENTATIONS OF THE CONSULTANT

6.1. Representations of the Consultant. The Consultant acknowledges, represents and warranties to the Company that the Consultant has received a document or documents, providing the information required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

Consulting Agreement

ARTICLE VII.
MISCELLANEOUS

7.1. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 7.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 7.1, or which such recipient ‘replies’ to such prior email). Such notices shall be sent to the applicable party or parties at the address specified below:

If to the Company:	ETHZilla Corporation. Attn: McAndrew Rudisill Email: McAndrew@ethzilla.com
If to the Consultant:	Stephen Shoemaker Email: steveshoemaker.shs@gmail.com

7.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns. Consultant may not assign any of its rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor entity.

7.3. Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the Parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

7.4. Waiver. No waiver by a Party of a breach or default hereunder by the other Party shall be considered valid, unless expressed in a writing signed by such first Party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

7.5. Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Consultant, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Consultant’s engagement, express or implied, other than to the extent expressly provided for herein.

Consulting Agreement

7.6. Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in a writing signed by the Parties.

7.7. Captions. The captions, headings and titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

7.8. Governing Law. This Agreement, and all of the rights and obligations of the Parties in connection with the relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to principles relating to conflicts of law.

7.9. Survival. The termination of Consultant’s engagement with the Company pursuant to the provisions of this Agreement shall not affect Consultant’s obligations to the Company hereunder which by the nature thereof are intended to survive any such termination, including, without limitation, Consultant’s obligations under Error! Reference source not found..

7.10. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

7.11. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Consulting Agreement

7.12. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; and (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email.

7.13. Electronic Signatures and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Consulting Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.

“COMPANY”	ETHZilla Corporation

	By:	/s/ McAndrew Rudisill
	Its:	Chairman and CEO
Printed Name: McAndrew Rudisill

“CONSULTANT”
/s/ Stephen Shoemaker
Stephen Shoemaker

Consulting Agreement

Exhibit 10.2

ETHZILLA CORPORATION

FIRST AMENDMENT TO STOCK OPTION AGREEMENT
(2025 Option Incentive Plan)

This First Amendment to Stock Option Agreement (this “Amendment”) is made and entered into effective as of September 16, 2025, by and between Stephen Shoemaker (“Optionee”), and ETHZilla Corporation, a Delaware corporation (the “Company”).

BACKGROUND

A. The Company has granted the Optionee an option to purchase 165,000 shares of the Company’s Common Stock with an exercise price of $0.929 per share (the “Options”) under and pursuant to the Company’s 2025 Option Incentive Plan (as amended and restated from time to time, the “Plan”);

B. The Options were evidenced by a Stock Option Agreement (the “Award Agreement”).

C. The Board has agreed to amend the Award Agreement to extend the term of the Options following the resignation of the Optionee from the Board of Directors.

D. Optionee and the Company desire to amend the Award Agreement on the terms and subject to the conditions herein to extend the term of the Options following the resignation of the Options from the Board of Directors.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used in this Amendment, including the recitals to this Amendment, have the meanings given to them in the Award Agreement and the Plan, unless otherwise defined herein.

2. Amendment to Award Agreement.

(a) Effective as of the date of this Amendment set forth above, the second paragraph of Vesting Schedule of the Award Agreement is amended and restated to read in its entirety as follows:

“To the extent vested, and subject to Stockholder Approval, this Option shall be exercisable until June 17, 2035.”

First Amendment to Stock Option Agreement

ETHZilla Corporation

(2025 Option Incentive Plan)

3. General Provisions.

(a) No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Award Agreement shall remain in full force and effect.

(b) References. All references in the Award Agreement to “this Agreement”, “hereunder”, or similar words, shall refer to the Award Agreement, as amended hereby.

(c) Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

* * * * * * *

First Amendment to Stock Option Agreement

ETHZilla Corporation

(2025 Option Incentive Plan)

In witness whereof, the undersigned have executed this Amendment as of the date first written above.

ETHZILLA CORPORATION

By:	/s/ McAndrew Rudisill
Its:	Chairman and CEO
Printed Name: McAndrew Rudisill

OPTIONEE

Optionee:	/s/ Stephen Shoemaker

Printed Name: Stephen Shoemaker

First Amendment to Stock Option Agreement

ETHZilla Corporation

(2025 Option Incentive Plan)

Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is effective as of September 15, 2025, between ETHZilla, a Delaware corporation (“Company”), and McAndrew Rudisill (“Executive”). Company and Executive may be referred to herein collectively as the “Parties” or individually as a “Party.”

WHEREAS, Company desires to employ Executive, and Executive has agreed to be employed by Company, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Employment. Company hereby agrees that Executive will remain as Chairman of the Board and will serve as Chief Executive Officer (“CEO”) of Company, and Executive agrees to accept such employment and perform such services, upon the terms and subject to the conditions set forth herein.

2. Term. Company shall employ Executive for a term commencing on the date hereof (the “Start Date”) and continuing until the earlier of the (a) Termination Date (as defined herein), (b) such time as Executive gives at least thirty (30) days prior written notice to Company of Executive’s desire to terminate his employment, or (c) through December 31, 2028. If neither party ends the employment relationship prior to December 31, 2028, the relationship shall automatically be extended for a 12-month period (auto renewal). The Parties agree to two successive 12-month auto renewals (up through and including December 31, 2030). The period of time between the Starte Date and the termination of Executive’s employment hereunder shall be referred to herein as the “Term.”

3. Duties and Responsibilities. As Executive, shall be primarily responsible for the management of Company’s business, subject to direction and control of the Board of Directors (“the Board”). Unless otherwise directed by the Board, Executive shall perform all duties incident to the office of CEO and such other duties as from time to time may be assigned to him by the Board. Executive shall report to the Board. Executive shall at all times perform his duties and responsibilities and shall observe and comply with all of the written policies and procedures established by Company, and all applicable laws, rules and regulations imposed by any governmental or regulatory authorities, honestly, diligently, in good faith and to the best of his ability.

4. Compensation. As compensation for his services hereunder and in consideration of the covenants set forth in Sections 10 through 15 below, Company shall pay to Executive the following compensation, subject to applicable withholding taxes:

(a) Salary. Company shall pay to Executive a base salary of $450,000 (four hundred and fifty thousand dollars). Such amount shall be reviewed by the Board no less than annually, and the Board, in its discretion, shall make increases when it deems appropriate. The Salary shall be payable in accordance with Company’s customary payroll practices and procedures.

(b) Annual Bonus. Executive shall be eligible to earn an annual discretionary bonus as established by the Board (“the Bonus”). The Bonus may consist of RSU’s and/or cash payments. The amount and composition of the Bonus shall be determined by the Board no later than December 15, 2025 and shall be communicated to Executive soon thereafter.

(c) Change of Control Payment. Executive shall be entitled to a payment upon the Change of Control of the Company. Such payment shall be in an amount equal to two percent (2%) of the greater of the market cap at time of the transaction close or the total enterprise value (defined by the company’s market cap at transaction close plus all outstanding debt less cash.) This Change of Control payment may consist of both RSU’s and/or cash, as determined by the Board. For the purposes of this Agreement, a “Change in Control” shall mean the occurrence of either of the following events:

(i)	a merger or consolidation in which the Company is a constituent party (or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation), except any such merger or consolidation (A) effected exclusively for the purpose of changing the Company’s domicile or (B) involving the Company (or a subsidiary of the Company) in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, greater than fifty percent (50%), by voting power, of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(ii)	the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company (or any subsidiary of the Company) of all or substantially all of the assets or all or substantially all of the equity of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;

provided, however, that any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted (or a combination thereof) will not be deemed to be a Change in Control.

(d) Executive Benefits. Executive (and where permitted, his dependents) shall be entitled to participate in all employee benefit plans and programs (including, without limitation, profit sharing, medical, disability and life insurance plans and programs) that are established and made generally available by Company from time to time to its employees, subject, however, to the applicable eligibility requirements and other provisions of such plans and programs (including, without limitation, requirements as to position, tenure, location, salary, age and health).

(e) Vacation. Executive shall be entitled to unlimited paid time off (“PTO”) annually, but shall be subject to Executive meeting a high-level of performance regardless of the amount of PTO taken. No PTO shall interfere with the duties required to be rendered by Executive hereunder. Unused PTO shall not accrue or cumulate from year to year.

5. Reimbursement of Business Expenses. Company shall pay or reimburse Executive for all reasonable and necessary travel, entertainment and other expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies and procedures of Company as in effect from time to time.

6. Payments Upon Termination.

(a) General. In the event of a termination of this Agreement for any reason, and in addition to any other amounts or benefits to which Executive (or his family) may be entitled under this Agreement, then promptly (but in no event later than thirty (30) days after the date of such termination or such earlier date as is provided by law) Company shall make a lump-sum payment to Executive (or, in the event of his death, his surviving spouse, if any, or his estate) on account of (i) his then current Salary through the Termination Date and (ii) reimbursement for any expenses to which Executive is entitled to reimbursement under Section 5.

(b) Severance. In addition to the amounts set forth in Section 6(a), in the event that Executive’s employment with Company is greater than 12 months from the Start Date, then Company shall pay executive a lump sum payment in an amount equal to two times Executive’s Salary at the time of his termination. Additionally, if Executive’s employment with the Company is less than 36 months from the Start Date, the Company shall pay him the equivalent of the greater of one percent (1%) of greater of the market cap at time of the transaction close or the total enterprise value (defined by the company’s market cap at transaction close plus all outstanding debt less cash.) Such payment shall be made in stock and/or cash, as determined by the Board.

(c) General Release of Claims. As a condition to receipt of the foregoing Severance, Executive agrees to execute and deliver a release of the Board, from and against any and all claims relating to wages or his employment by, or service as an officer, director or manager of the Company.

7. Confidential Information; Non-Disparagement.

(a) Confidential Information. Executive recognizes and acknowledges that he will have access to Confidential Information (as defined below) and that such Confidential Information constitutes special, unique and valuable property of Company, developed over significant time and with significant expense. Executive acknowledges that the Confidential Information is and shall remain the exclusive property of Company. Executive agrees that he will not at any time without the prior written consent of Company (whether during the Term or at any time thereafter) utilize such Confidential Information for his own benefit, for the benefit of any third party or to the detriment of Company, or disclose such Confidential Information to anyone outside Company other than as shall be necessary in connection with the performance of his obligations or to enforce his rights hereunder. Executive agrees that the foregoing restrictions shall apply whether or not such information is marked “Confidential.” For purposes of this Agreement, the term “Confidential Information” shall mean any confidential, proprietary or non-public information, whether written or oral, tangible or intangible, of or concerning any of the Company and parties with whom the Company does business, and shall include, without limitation, scientific, trade and engineering secrets, “know-how”, formulas, secret processes, drawings, specifications, engineering, designs and all modifications, enhancements and options thereto, services, materials, patent applications, copyrights, copyright applications, trademarks, trademark applications and other works and inventions and “know-how” related thereto, new product and other plans, technical information, technical improvements, manufacturing techniques, specifications, manufacturing and test data, progress reports and research projects, business plans, prospects, financial information, information about costs, profits, markets, sales, customers and suppliers (including without limitation, Company’s contact persons at such customers and suppliers and their respective order and purchase histories), procurement and promotional information, credit and financial data concerning customers or suppliers, information relating to the management, operation and planning of any of the Company and plans for future development, now or hereafter known, and other information of a similar nature to the extent not available to the public.

8. Return of Documents and Property. Upon the termination of Executive’s employment with Company or at any other time upon the request of Company, Executive (or his heirs or personal representatives) shall (a) within three (3) business days, deliver to Company all memoranda, disks, files, notes, records or other documents which contain or are based upon Confidential Information and shall not retain any copies thereof in any format or storage medium (including computer disk or memory) and (b) within three (3) business days, purge from any computer system in his possession other than those owned by and returned to Company, all computer files which contain or are based upon any Confidential Information and confirm such purging in writing to Company.

9. Work Made for Hire; Inventions. Executive acknowledges that all original works of authorship which are created, conceived, developed or reduced to practice by or under the direction of Executive (solely or jointly with others) during the period of his employment with the Company that relate to the present or anticipated business activities, now or hereafter known, of any of the Company, including without limitation, any related patents, patent applications, copyrights, copyright applications, trademarks and trademark applications, trade secrets, and any and all goodwill related thereto and other works and inventions and “know-how” related thereto (collectively referred to herein as the “Work Product”), are and shall remain the sole and exclusive property of Company, and all right, title and interest therein shall vest in Company and shall be deemed a “work made for hire”, as that term is defined in the United States Copyright Act. Unless otherwise agreed to in writing by Company, nothing in this or any other agreement or in the course of dealing between Executive and Company shall be construed to grant to Executive or his affiliates any ownership right, title or interest in or license, in whole or in part, to any of the Work Product. To the extent that title to any of such Work Product may not, by operation of law, vest in Company, or any of such Work Product may not be considered to be “work made for hire”, all right, title and interest therein are hereby irrevocably assigned to Company, without limitation or the requirement of any additional consideration or compensation not otherwise provided by Section 4 herein. All Work Product shall belong exclusively to Company with Company having the right to obtain, file applications for, register and hold in its own name copyright, patent and trademark registrations or such other protection as may be appropriate to the subject matter, and any continuations, derivations, divisions, extensions and renewals thereof.

10. Conflict. Executive hereby represents and warrants to Company that the execution and delivery of this Agreement by him and the performance by him of his obligations hereunder, shall not constitute (with or without notice or lapse of time or both) a default, breach or violation of any understanding, contract or commitment, written or oral, express or implied, to which Executive is a party or to which Executive is or may be bound, including, without limitation, any understanding, contract or commitment with any present or former employer. Executive hereby agrees to indemnify and hold Company harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by Company in connection with any default, breach or violation by Executive of any such understanding, contract or commitment.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, except that (a) Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of Company (which may be granted or withheld in Company’s sole and absolute discretion), and (b) Company may not assign any of its rights or delegate any of its duties hereunder, except to an entity that acquires all or substantially all of the business or assets of Company, without the prior written consent of Executive.

12. Entire Agreement. This Agreement constitutes the entire understanding of the Parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

13. Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the Party against whom enforcement of any such amendment, supplement or modification is sought.

14. Notices. Any notice, request or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed given (a) upon delivery, if delivered by hand, (b) three (3) days after the date of deposit in the mail, postage prepaid, if mailed by U.S. certified or registered mail, or (c) on the next business day, if sent by prepaid overnight courier service, in each case, addressed as follows:

(a) If to Executive, to:

________________

____________________

___________, _______

(b) If to Company, to each of:

2875 South Ocean Blvd., Suite 200

Palm Beach, Florida 33480

with a required copy (that shall not constitute notice) to:

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Any Party may change the address to which notice shall be sent by giving notice of such change of address to the other Party in the manner provided above.

15. Waivers. The failure or delay of any Party to enforce any provision of this Agreement shall in no way affect the right of such Party to enforce the same or any other provision of this Agreement. The waiver by any Party of any breach of any provision of this Agreement shall not be construed as a waiver by such Party of any succeeding breach of such provision or a waiver by such Party of a breach of any other provision. The granting of any consent or approval by any Party in any one instance shall not be construed to waive or limit the need for such consent or approval in any other or subsequent instance.

16. Governing Law and Venue. This Agreement shall be construed in accordance with the laws of the state of which he is a resident. Additionally, the Parties agree to bring any legal action in either a state court located in the state of which Executive is a resident.

17. Severability. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal or unenforceable provisions shall be modified so as to be valid and enforceable and shall be enforced.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

19. Waiver of Jury Trial. For the avoidance of doubt, as a specifically bargained for inducement for each of the parties hereto to enter into this agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

20. No Interpretation Against Drafter. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it or he desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party.

21. Section 409A. (a) This Agreement and all compensation and benefits provided hereunder are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be interpreted and administered in a manner consistent with that intent. (b) Notwithstanding anything to the contrary, any payments or benefits hereunder that are subject to Section 409A and are payable upon a termination of employment shall only be paid if such termination constitutes a “separation from service” within the meaning of Section 409A. (c) If the Employee is a “specified employee” under Section 409A at the time of a separation from service, then any payments or benefits that are subject to Section 409A and would otherwise be paid within six (6) months following such separation shall instead be delayed until the earlier of (i) six (6) months and one (1) day following the Employee’s separation from service, or (ii) the date of the Employee’s death (the “409A Delay Period”). Any such delayed payments shall be paid in a lump sum on the first business day after the end of the 409A Delay Period. (d) Each installment payment or benefit provided under this Agreement shall be treated as a separate payment for purposes of Section 409A. To the maximum extent permitted by law, any amounts payable under this Agreement shall be exempt from Section 409A under the “short-term deferral” exemption, the “involuntary separation pay” exemption, or any other applicable exemption, and shall be paid in accordance with such exemption. (e) Company Liability for 409A Penalties. If, notwithstanding the intent of the parties, any payment or benefit under this Agreement (or under any other plan, agreement, or arrangement maintained by the Company) is determined to be subject to additional taxes or penalties under Section 409A, the Company shall: (i) administer this Agreement in good faith to correct any such failure; (ii) make the Employee whole by paying to the Employee an additional amount (a “409A Gross-Up Payment”) sufficient to cover any additional income taxes, penalties, and interest imposed under Section 409A, together with any taxes imposed on the Gross-Up Payment itself; and (iii) indemnify the Employee for any related costs (including reasonable attorneys’ fees) incurred in connection with asserting or defending against the imposition of such taxes or penalties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

ETHZILLA

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	Lead Director

EXECUTIVE

/s/ McAndrew Rudisill
McAndrew Rudisill